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                                                                  Exhibit (10-5)

                    ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is entered into as of May 31, 1996 by and between Nevada Energy Company, Inc. ("NEC" or "Assignor") and Central Communications Corporation ("CCC" or "Assignee").

                         RECITALS

A. CCC is a corporation incorporated and validly existing under the laws of the State of Nevada and is a wholly owned subsidiary of NEC.

B. NEC entered into a Stock Acquisition Agreement with Telecom (AE), a division of Wina Associates Limited ("TAE") to acquire all the shares of Telecom Technologies, Inc., and certain contracts with La Opinion Newspaper (the "Stock Acquisition Agreement").

C. NEC wishes to assign all of its right, title and interest in and to the Stock Acquisition agreement to CCC and CCC wishes to acquire the same.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, TAE and CCC agree as follows:

1. RECITALS AND DEFINITIONS


A. The foregoing recitals are true and correct and are incorporated herein and made a part hereof.

B. For purposes of this Agreement, the terms set forth below shall have the following meanings:

1. "La Opinion Agreement" means that certain Validation Processing Purchase Agreement between Internet Communication Services, Inc., ("Internet") and La Opinion Tarieta Telefonica Telecard, lnc., ("La Opinion") whereby Internet supplied telecommunication services and La Opinion purchases such services from Internet for resale, which agreement has been assigned by Internet to others who in turn have


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assigned the same to NEC.

2. BASIC Transaction

A. In consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by NEC, NEC does hereby assign, transfer and set over to CCC and CCC does hereby receive and acquire all of NEC's right, title and interest in the Stock Acquisition Agreement.


B. In connection with the assignment set out in Section 2A above, the parties shall direct TAE to assign all its right, title and interest in and to the La Opinion Agreement directly to CCC.

Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B. Time. Time is of the essence.

C. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters, and understandings relating to the subject matter hereof.

D. AMENDMENT This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

E. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

F. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

G. Pronouns. All pronouns and any variations whereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.


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H. Number and Gender.  Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter as the context indicates is appropriate.

I. Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, therefore this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

J. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or waiver by such party or any breach of any other provision.

K. Severability. The invalidity, illegality or unenforcability of any provision of this Agreement which will remain in full force and effect, nor will the invalidity, illegality or unenforcability of any portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be performed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

L. Binding Nature. This Agreement will be binding upon and will enure to the benefit of any successor or successors of the parties hereto.

M. No Third Party Beneficiaries. No person shall be deemed to possess any third party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct beneficiary to any third party is intended or implied by the execution of this Agreement.

11. COUNTERPARTS. This Agreement may be executed by fax or facsimile transmission and in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEVADA ENERGY COMPANY, INC.

By: /s/ Jeffrey Antisdel

CENTRAL COMMUNICATIONS CORPORATION

By. /s/ Jeffrey Antisdel



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